UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 9, 2005
Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 3.2
EXHIBIT 10.60
EXHIBIT 10.61
EXHIBIT 10.62
EXHIBIT 10.63

Item 1.01. Entry into a Material Definitive Agreement.
     Employment Agreement with Raymond Cohen
     On November 9, 2005, we entered into an employment agreement with Raymond W. Cohen, effective as of September 1, 2005, pursuant to which we have secured his services as Chairman of our board of directors. From September 1, 2005 through December 31, 2005, Mr. Cohen will receive a salary of $29,125 per month, and beginning January 1, 2006, Mr. Cohen will receive an annual base salary of $150,000, which will be reviewed annually and may be changed at the discretion of the board or the compensation committee of the board. He will be entitled to participate in the benefit programs provided with the approval of the board, subject to applicable eligibility requirements. The term of the employment agreement is through the date of the 2006 annual stockholders meeting. The employment agreement terminates automatically upon Mr. Cohen’s death or total disability, as defined in the employment agreement. If we terminate Mr. Cohen without cause, as defined in the employment agreement, Mr. Cohen will be entitled to receive his base salary and continuation of benefits through the termination date and any unpaid salary that has accrued through the date that Mr. Cohen’s services terminate. If we terminate Mr. Cohen’s employment for cause, as defined in the employment agreement, or if Mr. Cohen voluntarily terminates his employment, Mr. Cohen will be entitled to receive any unpaid salary that has accrued through the date that Mr. Cohen’s services terminate.
     Letter Agreement with Ruediger Naumann-Etienne
     On November 9, 2005 we entered into a letter agreement (the “Letter Agreement”) with Ruediger Naumann-Etienne, the Vice Chairman of our board of directors, that terminates the Employment Agreement dated as of February 6, 2004 between Quinton Cardiology Systems, Inc., a predecessor company, and Dr. Naumann-Etienne and provides for the payment of $75,000 per year to Dr. Naumann-Etienne for his services as Vice Chairman of our board of directors. In addition, Dr. Naumann-Etienne will be entitled to participate in director compensation plans and programs adopted by our board of directors and/or compensation committee, subject to the terms and conditions of such participation, including eligibility requirements, established by our board and/or compensation committee.
     Indemnification Agreements
     On November 9, 2005, our board of directors authorized us to enter into indemnification agreements with each of our directors and executive officers. Under the indemnification agreements, we agree to indemnify each director and executive officer for any liability he may incur by reason of the fact that he serves as our director or executive officer, as applicable, including liability under the Securities Act of 1933, as amended. A copy of the form of the indemnification agreement is filed as an exhibit to this report and incorporated herein by reference.
     Stock Option Grants to Non-Employee Directors and Executive Officers
     On November 9, 2005, our non-employee directors and executive officers were granted stock options pursuant to the terms and conditions of our stock plan, which is the Quinton

Cardiology Systems, Inc. (“Quinton”) 2002 Stock Incentive Plan that we assumed in connection with the merger of Quinton and Cardiac Science, Inc. (the “Stock Incentive Plan”), and the other terms and conditions of a stock option agreement, as follows:

Name	Position	Number of Options
Raymond Cohen	Chairman	10,000
Ruediger Naumann-Etienne	Vice Chairman	10,000
Bruce J. Barclay	Director	15,000
Robert W. Berg	Director	10,000
Jue-Hsien Chern	Director	10,000
Harvey N. Gillis	Director	10,000
Jeffrey F. O’Donnell, Sr.	Director	15,000
John Hinson	President and Chief Executive Officer	50,000
Michael Matysik	Senior Vice President and Chief Financial Officer	25,000
Allan Criss	Vice President, Acute Care	15,000
Peter Foster	Vice President, Public Access Defibrillation	15,000
David Hadley	Vice President, Research	15,000
Brian Lee	Vice President, Engineering & Development	15,000
Kurt Lemvigh	Vice President, International	15,000
Darryl Lustig	Vice President, Primary Care	20,000
     The stock options have an exercise price of $9.05 per share. The stock options are fully vested and immediately exercisable and will expire on November 9, 2015 unless terminated earlier pursuant to the terms of our Stock Incentive Plan, subject to the terms and conditions of a stock option agreement.
     Compensation Program for Non-Employee Directors
     On November 9, 2005, the compensation committee adopted, and our board of directors ratified, a compensation program for our non-employee directors. Under the terms of the compensation program, each non-employee director will be paid an annual stipend in cash of $15,000, and the chair of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be paid an additional annual stipend of $10,000, $7,500 and $5,000, respectively. For 2005, stipends paid to non-employee directors will be prorated for the period September 1, 2005 to December 31, 2005. In addition, each non-employee director will receive cash compensation of $1,000 for attending board meetings in person and $600 for attending meetings of committees of which they are official members. Each committee chair will receive an additional $1,000 in cash for each committee meeting attended. For telephonic meetings, each non-employee director will receive 60% of the regular meeting compensation. All stipends and meeting attendance fees are paid quarterly in arrears. We also reimburse our non-employee directors for reasonable expenses incurred in attending meetings of the board and its committees.
     The compensation program for non-employee directors also includes a stock option grant program that is administered under the terms and conditions of our Stock Incentive Plan. Under the stock option program, effective beginning in 2006, each non-employee director will automatically receive an initial option to purchase 7,500 shares of our common stock upon joining our board. Annually, effective beginning in 2006, each non-employee director will receive an option to purchase 7,500 shares immediately following each year’s annual meeting, except that any non-employee director who received an initial grant within three months before or on the date of an annual meeting will not receive an annual grant until immediately following the second annual meeting after the date of the initial grant. One-fourth of the options granted to non-employee directors will vest and become fully exercisable after one year and 1/36 of the remaining option will vest and become exercisable monthly over the next three years. However, if a non-employee director resigns or retires from the board before all options granted to the director have fully vested, any unvested options will accelerate and become fully vested immediately prior to the termination of the director’s services. The exercise price for all options granted to non-employee directors will be the fair market value of our common stock on the date of grant. Options will have a ten-year term, except that options expire six months after a non-employee director ceases service as a director for reasons other than death or retirement, in which case the option terminates after one year.
Item 1.02. Termination of a Material Definitive Agreement.
     The information provided under “Letter Agreement with Ruediger Naumann-Etienne” in Item 1.01 is hereby incorporated by reference into this Item 1.02. We and Dr. Naumann-Etienne entered into the Letter Agreement to formally sever Dr. Naumann-Etienne’s employment relationship with us and to memorialize the terms on which Dr. Naumann-Etienne will provide services solely as a non-employee director. We will not incur any early termination penalties in connection with the termination of the Employment Agreement.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 9, 2005, our board of directors approved amended and restated Bylaws of the Company (the “Restated Bylaws”). The Restated Bylaws amend and restate in its entirety our Bylaws and include amendments to Sections 6.2 and 6.4 to permit uncertificated shares pursuant to procedures adopted by our board of directors. The form of the Restated Bylaws is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

3.2	Amended and Restated Bylaws

10.60	Employment Agreement effective September 1, 2005 between Cardiac Science Corporation and Raymond W. Cohen

10.61	Letter Agreement dated as of November 9, 2005 between Cardiac Science Corporation and Ruediger Naumann-Etienne

10.62	Form of Indemnification Agreement

10.63	Summary of Non-Employee Director Compensation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION

	By:	/s/ Michael K. Matysik
Michael K. Matysik
Senior Vice President and Chief Financial Officer
Dated: November 15, 2005

INDEX TO EXHIBITS

3.2	Amended and Restated Bylaws

10.60	Employment Agreement effective September 1, 2005 between Cardiac Science Corporation and Raymond W. Cohen

10.61	Letter Agreement dated as of November 9, 2005 between Cardiac Science Corporation and Ruediger Naumann-Etienne

10.62	Form of Indemnification Agreement

10.63	Summary of Non-Employee Director Compensation